UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☒

Check the appropriate box:
☐     Preliminary Proxy Statement.
☐     Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
☐     Definitive Proxy Statement.
☒     Definitive Additional Materials.
☐      Soliciting Material Pursuant to Rule 14a-12.

ONEOK PARTNERS, L.P.
(Name of Registrant as Specified In Its Partnership Agreement)

ONEOK PARTNERS GP, L.L.C.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)            Titles of each class of securities to which transaction applies: __________________.

2)            Aggregate number of securities to which transaction applies: __________________.

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

______________________.

4)           Proposed maximum aggregate value of transaction: $______________________.

5)          Total fee paid: $____________________.
☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)     Amount Previously Paid:
_____________________________________________________

2)     Form, Schedule or Registration Statement No.:
_____________________________________________________

3)     Filing Party:
_____________________________________________________

4)     Date Filed:
_____________________________________________________

YOUR VOTE IS REQUESTED FOR
IMPORTANT SPECIAL MEETING

March 5, 2007
Dear Common Unitholder:

The Special Meeting of Common Unitholders of ONEOK Partners, L.P. (“ONEOK Partners”, or the “Partnership”) will be held on March 29, 2007. According to our latest records, we still have not received your vote for the Special Meeting. Please review the proxy statement, dated February 1, 2007, carefully and in its entirety before voting your Common Units. Then, please take one moment of your time to vote. Your vote is requested for this important meeting.

IMPORTANT - DISTRIBUTIONS WILL BE AFFECTED

Failure to approve the Conversion Proposal and the Amendment Proposal will result in increased distributions, effective as of April 7, 2007, to the holders of Class B Units equal to 110% of the distributions due to Common Unitholders (and in certain circumstances, 123.5% of distributions), reducing the amount of funds available for distribution to holders of Common Units. If the Conversion Proposal and the Amendment Proposal are approved prior to April 7, 2007, there will be no adverse economic impact on the Common Unitholders.

The Amendment Proposal requires the affirmative vote of at least two-thirds of the outstanding Common Units, excluding the Common Units and Class B Units held by ONEOK, Inc. and its affiliates. Accordingly, the vote of every Common Unitholder is important. You are urged to vote your Common Units without delay, which will save us on further solicitation costs. If a Common Unitholder does not vote, it has the same effect as voting against the Amendment Proposal. The Board of Directors of the General Partner recommends that you vote FOR all proposals on the meeting agenda.

We need your vote. Please vote by telephone, via the Internet, or by signing, dating and returning the enclosed proxy or voting instruction form in the postage-paid return envelope provided. See your duplicate proxy card enclosed for further instructions on telephone and internet voting.

If you have any questions or need assistance voting your Common Units, please call D.F. King & Co., Inc., who is assisting ONEOK Partners, toll-free at 1-800-549-6746.

Sincerely,

/s/ John W. Gibson
John W. Gibson
    President and Chief Executive Officer
    ONEOK Partners GP, L.L.C.